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                                                                     EXHIBIT 5.1


                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 415-493-9300  FACSIMILE 415-493-6811
                                  WWW.WSGR.COM





                                October 27, 1997


3Dfx Interactive, Inc.
4435 Fortran Drive
San Jose, California 95134

        RE: Registration Statement on Form S-8

Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 30, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, for an aggregate of 2,999,768 shares of your Common Stock under the 1995 Employee Stock Plan, the 1997 Employee Stock Purchase Plan, the 1997 Director Option Plan and the 1997 Supplementary Stock Option Plan. Such shares of Common Stock are referred to herein as the "Shares", and such plans and compensation agreements are referred to herein as the "Plans". As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

        It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                           Very truly yours,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation

                                           /s/ WILSON SONSINI GOODRICH & ROSATI